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                                                                      Exhibit: 2


                         REGISTRATION RIGHTS AGREEMENT

                                  HYSEQ, INC.


     This Registration Rights Agreement (the "Agreement") is made and entered into as of the 19th day of June, 1997, by and between Hyseq, Inc., a Nevada corporation (the "Company"), and The Perkin-Elmer Corporation (the "Holder").

                              W I T N E S S E T H:

     WHEREAS, the Holder has agreed to purchase shares of shares of the Company's Series B Preferred Stock, par value $.001 per share (the "Preferred Stock" or "Shares"), pursuant to the Stock Purchase Agreement dated as of May 28, 1997 (the "Purchase Agreement"); and

     WHEREAS, as additional consideration for the purchase of the Shares by each Holder, the Company desires to grant to each such Holder registration rights with respect to the Shares;

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

     1.  Definitions.  For purposes of this Agreement:
         -----------

     (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means (i) the common stock issuable or issued upon conversion of the Preferred Stock (the "Common Stock") and (ii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that as to any particular securities that are included in Registrable Securities, such securities shall cease to be Registrable Securities when (i) such shares shall have been sold to the public pursuant to a registered public offering or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the 1933 Act.

     (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities; and

     (d) The term "Holder" includes any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Paragraph 12 hereof.

     2.  Required Registration.  At any time after the date which is six (6)
         ---------------------
months after the closing of an initial public offering of the Company's common stock, the Holders of a majority of the total number of Registrable Securities then outstanding may request (a "Demand") that the Company prepare and file a registration statement under the 1933 Act covering any or all of the Registrable Securities. In the event that the Company receives a Demand under this Paragraph 2, the Company shall, within five (5) business days of the receipt of the Demand, give written notice of such request to all Holders of Registrable Securities and shall file a registration statement not more than the later of
(i) thirty (30) business days after receipt of a Demand or (ii) ten (10) business days after requisite financial statements are available for inclusion in the registration statement, and use its best efforts to effect as soon as practicable thereafter, the registration under the 1933 Act in accordance with Paragraph 4 hereof of all Registrable Securities which the Holders request be registered within twenty (20) business days after the mailing of such notice by the Company in accordance with subparagraph 16(c). The Company shall be obligated to register Registrable Securities pursuant to this Paragraph 2 on one occasion only, provided, however, that such obligation shall be deemed satisfied
               -----------------
only when a registration statement covering all Registrable Securities specified in such Demand, as well as by any Holders joining in such Demand, shall have become effective for the sale of such Registrable Securities in accordance with the method of disposition specified by the requesting Holders, and, if such method of disposition is a firm commitment underwritten public offering, all such shares have been sold pursuant thereto.

      Notwithstanding anything to the contrary contained herein, the Company may not, on its own behalf or on behalf of any other stockholder(s), file a registration statement under the 1933 Act for a public offering of its common stock within 90 days after the effective date of a registration statement filed under this Paragraph 2.

     3. Incidental Registration. If (but without any obligation to do so, and
        -----------------------
other than pursuant to Paragraph 2) the Company, at any time, proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in an initial public offering, a Company stock plan or a registration on Form S-4 or any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, give each Holder written notice of such registration in accordance with subparagraph 16(c) hereof. Upon the written request of each Holder given

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within twenty (20) business days after mailing of such notice by the Company, the Company shall use its best efforts, subject to the provisions of Paragraph 8, to cause to be registered under the Securities Act all of the Registrable Securities that each Holder has requested to be registered; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph 3 without obligation to any Holder.

     4.  Obligations of the Company.  Whenever required under this Agreement to
         --------------------------
effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (unless otherwise specified in this Agreement):

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until this agreement is terminated pursuant to Paragraph 15 hereof.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders covered by such registration statement such numbers of copies of the registration statement (including each preliminary prospectus) and the prospectus contained therein in conformity with the requirements of the 1933 Act, and such other documents all as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon such notification, such Holders shall immediately cease making offers of Registered Securities. The Company shall promptly provide such Holders with revised prospectuses and, following receipt of the revised prospectuses, such Holders shall be free to resume making offers of the Registered Securities.

     (g) If the offering is underwritten and at the request of any Holder of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the 1933 Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the 1933 Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such Holder, stating that they are independent public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.

     (h) Use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or interdealer quotation system on which the Common Stock is then listed or included for quotation.

     5.  Provision of Information.  It shall be a condition precedent to the
         ------------------------
obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

     6.  Expenses of Required Registration. With respect to the demand
         ---------------------------------
registration right under Paragraph 2, expenses, other than underwriting discounts and commissions and any nonaccountable expense allowance (attributable to the Holders of Registrable Securities on a pro rata basis with securities to be registered by the Company and any other selling stockholders) of any underwriters, incurred in connection with registration and fees and expenses of counsel to the selling Holders, if any, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company; provided that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Paragraph 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); provided, however, that if, at the time of such withdrawal, such Holders have learned of a material adverse change in the condition, business or prospects of the Company taken as a whole from that known to such Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Paragraph 2.

     7.  Expenses of Incidental Registration.  The Company shall bear and pay
         -----------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Paragraph 2 for the Holder, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the Holder selected by it, but excluding underwriting discounts and commissions and any nonaccountable expense allowance (attributable to the Holders of Registrable Securities on a pro rata basis with securities to be registered by the Company and any other selling stockholders) of underwriters relating to Registrable Securities.

     8.  Underwriting Requirements.  In connection with any offering involving
         -------------------------
an underwriting of shares being issued by the Company, the Company shall not be required under Paragraph 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned such that all Registrable Securities held by the Holders shall be included in such registration, and if this is not possible, then pro rata among the Holders of Registrable Securities and the holders of any class or series of securities with liquidation rights pari passu with Registrable Securities but in any case subsequent to the holders of Series A Preferred Stock to the extent required under their respective registration rights agreements and prior to the holders of any other class of securities other than Registrable Securities or any class or series of securities with liquidation rights pari passu with Registrable Securities). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securties and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     9.  Delay of Registration.  No Holder shall have any right to obtain
         ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     10.  Indemnification.  In the event any Registrable Securities are included
         ---------------
in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities and Exchange Act of 1934, as amended ("the 1934 Act"), against any losses, claims, damages or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

     (b) To the extent permitted by law, each selling Holder, severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subparagraph 10(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Paragraph 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that any indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such actions, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 10.

     (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to subparagraph 10(a) or 10(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent or counsel of the Company, or any controlling person of the Company), on the one hand, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering received by each of the Company on the one hand and the Holders, on the other hand.

     The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this subparagraph 10(d). No person guilty of a fraudulent misrepresentation (within the meaning of subparagraph 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this subparagraph 10(d), each person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act and each officer, director, stockholder, employee, agent and counsel of the Holders shall have the same rights of contribution as the Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee, agent and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this subparagraph 10(d). Anything in this subparagraph 10(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This subparagraph 10(d) is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

     (e) The obligations of the Company and Holders under this Paragraph 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     11.  Efforts Under the 1934 Act.  With a view to making available to the
          --------------------------
Holders the benefits of Rule 144 under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     12.  Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities; provided, in each case, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and, such transferee or assignee shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders of Registrable Securities pursuant to this Agreement and provided, further, that such assignment shall be effective only if immediately following such transfer, the disposition of such securities by the transferee or assignee: (i) is restricted under the 1933 Act; or (ii) is exempt from registration under the 1933 Act.

     13.  Market Stand-Off Agreement.  Each Holder owning more than 2% of the
          --------------------------
outstanding stock of the Company hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time, as agreed to by the Company and the underwriters, not to exceed 180 days, following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that:

     (a) such agreement shall be applicable only to a registration statement of the Company which covers shares (or securities) to be sold to the public by an underwriter on its behalf in an initial public offering; and

     (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder thereof until the end of such reasonable and customary period.

     14.  Amendment of Registration Rights.  Any provision of this Agreement may
          --------------------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, however, that any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     15.  Termination of Registration Rights.  The Company's obligations
          ----------------------------------
pursuant to this Agreement (other than pursuant to Paragraphs 3 and 10) shall terminate as to any Holder of Registrable Securities on the earlier of (i) when the Holder can remove the restrictive legend on such Holder's shares pursuant to Rule 144(k) under the 1933 Act (or any such successor rule) or (ii) on the fifth anniversary of the closing of the initial registered public offering of Common Stock of the Company. The Company's obligations pursuant to Paragraph 3 hereof shall terminate as to any Holder of Registrable Securities on the fifth anniversary of the closing of the initial registered public offering of Common Stock of the Company.

     16.  Miscellaneous.
          -------------

     (a) Remedies.  In the event of a breach by the Company of its obligations
         --------
under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

     (b) Agreements and Waivers.  The provisions of this Agreement, including
         ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the Company and the Holders of at least two thirds of the outstanding Registrable Securities.

     (c) Notices.  All notices and other communications provided for or
         -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this subparagraph 16(c):

          (i)  if to the Company:

                    Lewis S. Gruber, President and CEO
                    Hyseq, Inc.
                    Almanor Avenue
                    Sunnyvale, California 94086

               copy to:

                    Sachnoff & Weaver, Ltd.
                    30 South Wacker Drive
                    Suite 2900
                    Chicago, Illinois 60606
                    Attention: Misty S. Gruber, Esq.

          (ii)  if to the Holders:

                    At the address set forth in the Company's Stock Register.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

     (d) Successors and Assigns.  Subject to Paragraph 12, this Agreement shall
         ----------------------
inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Shares subject to the terms hereof.

     (e) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings.  The headings in this Agreement are for convenience of
         --------
references only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California without reference to its conflicts of law provisions.

     (h) Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

     (i) Entire Agreement.  This Agreement is intended by the parties as a final
         ----------------
expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

     (j) Subsequent Registration Rights.  The Company shall not grant to any
         ------------------------------
third party any registration rights more favorable than, or inconsistent with, any of those contained herein so long as any of the registration rights under this Agreement remains in effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                              HYSEQ, INC.



                              By:   /s/ Lewis S. Gruber
                                    ------------------------------------
                                    Lewis S. Gruber, President and CEO


                              HOLDER:

                              THE PERKIN-ELMER CORPORATION




                              By: /s/ Peter Barrett
                                  -----------------------------
                              Name: Peter Barrett
                                    ---------------------------
                                   Title: Vice President
                                         ----------------------